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                                                                   EXHIBIT 10.32


                                                                      33188600-3


                LEASE AGREEMENT - ANCHOR PLACE AT FOUNTAIN SQUARE



      LANDLORD:         FOUNTAIN ASSOCIATES I, LTD.,
                        a Florida limited partnership


      TENANT:           ANCHOR GLASS CONTAINER CORPORATION


      RENTABLE


      SQ. FT.:          Approximately One Hundred Thousand Square Feet



      TERM:             Ten Years


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                                TABLE OF CONTENTS


Paragraph                                                                   Page



 1.   Premises and Term ..................................................     5
 2.   Possession..........................................................     6
 3.   Rental..............................................................     7
 4.   Sales Tax and Real Estate Taxes.....................................     8
 5.   Use.................................................................     9
 6.   Acceptance of Premises..............................................     9
 7.   Tenant's Care.......................................................    10
 8.   Destruction or Damage to Premises ..................................    12
 9.   Default by Tenant - Landlord's Remedies.............................    13
10.   Landlord's Liability................................................    17
11.   Assignment and Subletting...........................................    17
12.   Condemnation........................................................    19
13.   Inspections and Access to Premises..................................    22
14.   Subordination and Lease Amendment ..................................    22
15.   Indemnity...........................................................    24
16.   Tenant's Insurance..................................................    24
17.   Remedies Cumulative.................................................    25
18.   Holding Over........................................................    25
19.   Entire Agreement - No Waiver........................................    26
20.   Waiver of Jury Trial................................................    26
21.   Headings............................................................    26
22.   Notices.............................................................    26
23.   Heirs and Assigns - Parties.........................................    27
24.   Attorneys' Fees.....................................................    28
25.   Time of Essence.....................................................    28
26.   Building Specifications.............................................    28
27.   Standard Tenant Allowance...........................................    28
28.   Arbitration.........................................................    28
29.   Rules and Regulations...............................................    28
30.   Broker and Indemnity................................................    29
31.   Space Planning......................................................    29
32.   Identification of Building, Road and Project........................    29
33.   Quiet Enjoyment.....................................................    29
34.   Force Majeure.......................................................    30
35.   Relationship of the Parties.........................................    30
36.   Corporate Tenant....................................................    30
37.   Miscellaneous ......................................................    30
38.   Survey and Title Insurance..........................................    30



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39.   Saving Provision....................................................    31
40.   Effectiveness of Lease..............................................    31
41.   Limited Partnership Landlord........................................    31
42.   Assignment of Voting Rights.........................................    31
43.   Default by Landlord.................................................    31



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      Exhibit A: Description of the Premises
      Exhibit B: Plans and Specifications
      Exhibit C: Description of the Development
      Exhibit D: Building Specifications
      Exhibit E: Standard Tenant Allowance
      Exhibit F: Tenant Improvement Critical Date Schedule
      Exhibit G: Rent Formula
      Exhibit B: Project Cost Budget
      Exhibit 1: Building Option Agreement
      Exhibit J: Standard of Maintenance for the Building
      Exhibit K: List of Items for which there is no
                    Landlord's Lien
      Exhibit L: Subordination, Non-Disturbance and
                    Attornment Agreement
      Exhibit M: Land Option Agreement
      Exhibit N: Option Agreement for Parking Easement
      Exhibit O: Memorandum of Lease
      Exhibit P: Collateral Assignment of Option Agreement
                    for Parking Easement


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LEASE AGREEMENT - ANCHOR PLACE AT FOUNTAIN SQUARE


      THIS LEASE is made this 31 day of March, 1988, by and between FOUNTAIN ASSOCIATES I, LTD., a Florida limited partnership (the "Landlord"), whose address is: c/o Wilson Management Company, 6200 Courtney Campbell Causeway, Tampa, Florida 33607, and ANCHOR GLASS CONTAINER CORPORATION, a Delaware corporation (the "Tenant"), whose address is: One Anchor Place, 1100 Anchor Street, Tampa, Florida 33607-1765.


      1.    PREMISES AND TERM

      Landlord for and in consideration of the rents hereinafter reserved, of the covenants, agreements and conditions hereinafter set forth, to be kept or performed on the part of Tenant, hereby leases to Tenant, and Tenant hereby rents and leases from Landlord the premises described in Exhibit A attached hereto and incorporated herein by reference (the "Premises"), the two-story atrium building (the "Building") containing approximately One Hundred Thousand (100,000) square feet of rentable space located on the Premises and surface parking spaces for use by Tenant for the term of this Lease. The parties agree that between Four Hundred Fifteen (415) and Four Hundred Twenty-Three (423) surface parking spaces are to be constructed. Landlord shall supply Tenant with a copy of the Plans and Specifications for the improvements to be constructed on the Premises by Landlord and Tenant shall initial the same indicating Tenant's approval of the Plans and Specifications. The Plans and Specifications will be attached to this Lease as Exhibit B and incorporated herein by reference. The improvements to be constructed by Landlord shall be completed in substantial accordance with the specifications set forth in Exhibit B attached hereto and incorporated herein by reference and the other items of work and materials, if any, as may be required under the terms of any work letter which may be executed between Landlord and Tenant in connection with this Lease. Notwithstanding the foregoing, Landlord shall have the right to make upgrades to the Plans and Specifications which do not affect the structure of the Building provided that such upgrades do not exceed the cost of Fifteen Thousand Dollars ($l5,000.00) per occurrence and Two Hundred Thousand Dollars ($200,000.00) in the aggregate. Landlord shall not have the right to make any downgrades to the Plans and Specifications if such downgrades materially affect the quality of the improvements.

      The Landlord also grants to the Tenant the nonexclusive right to use the areas in the FOUNTAIN SQUARE DEVELOPMENT which are designated by Landlord as common areas to be used by all tenants and occupants of the FOUNTAIN SQUARE DEVELOPMENT (the "Development") in common with Landlord and the tenants and occupants of the Development (their agents, employees, and invitees), for a term to commence on the 25th day of November, 1988, and to end at midnight on the 24th day of November, 1998, such period being the term of this Lease (the "Term"). The

Development is more particularly described in Exhibit C attached hereto and incorporated herein by reference. The date specified above for the commencement of the Term, or, if Landlord cannot deliver the Premises for possession by Tenant on such date, then the date when Landlord can deliver the Premises for possession by Tenant is hereinafter referred to as the commencement date (the "Commencement Date"). For the purposes of this Paragraph, the Premises shall be deemed delivered


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for possession by Tenant as soon as Landlord has substantially completed
Landlord's work as described in Exhibit D and Exhibit E attached hereto and incorporated herein by reference. Landlord's architect shall determine whether the Landlord's work has been substantially completed and if the inspector for the lender who is providing financing for the improvements to be constructed on the Premises informs the lender that the improvements have been substantially completed and if the Landlord's architect issues a certificate that Landlord's work has been substantially completed, then this shall be dispositive of the issue. Landlord's work shall be deemed substantially complete notwithstanding the fact that (a) minor or insubstantial details of Landlord's work, mechanical adjustment, or decoration remain to be performed, or ( b) portions of Landlord's work have not been completed because under good construction scheduling practice such work should be done after still incomplete finishing or other work to be done by or on behalf of Tenant is completed, or (c) upgrades not affecting the structure of the Building and not exceeding the cost of Fifteen Thousand Dollars ($15,000.00) per occurrence and Two Hundred Thousand Dollars ($200,000.00) in the aggregate have been made to the Landlord's work, or (d) downgrades not materially affecting the quality of the improvements. By occupying the Premises the Tenant shall be conclusively deemed to have accepted the same as complying fully with all of Landlord's covenants and obligations set forth herein, subject to the punch list items (the "Punch List Items") which will be identified by Anchor prior to occupancy.

      2.    POSSESSION.

      Notwithstanding the date of the commencement of the Term as set forth in Paragraph 1 herein, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date because the Premises are not ready for occupancy, or for any other reason or cause, Landlord and its agents shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant (except that the Lease shall terminate ten (l0) years from the Commencement Date) if Landlord delivers possession of the Premises to Tenant on or before January 1, 1989. If Landlord does not deliver the Premises to Tenant on or before January l, 1989, (the "Completion Penalty Date") for reason other than Landlord being delayed as a result of: (1) Tenant's failure to comply with the Tenant Improvement Critical Date Schedule described in Exhibit F attached hereto and incorporated herein by reference; or (2) reasons of Force Majeure as described in Paragraph 34 of this Lease; then Landlord will be assessed a penalty (the "Late Completion Penalty") in the amount of Two Thousand One Hundred Dollars ($2,100.00) per day for each day that Landlord fails to deliver the Premises to Tenant after the Completion Penalty Date. The Lease shall terminate ten (10) years from the Commencement Date. The Late Completion Penalty shall be deducted from the Monthly Rental. The required commencement date of November 25, 1988, and the Completion Penalty Date of January 1, l989, shall be extended by the number of days that Landlord is delayed in delivering possession of the Premises by virtue of (1) Tenant's failure to comply with the Tenant Improvement Critical Date Schedule set forth in Exhibit F attached hereto and incorporated herein by reference or (2) Landlord's delay by reason of Force Majeure as described in Paragraph 34 of this Lease. If Landlord is so delayed the expiration of the term of the Lease shall be likewise extended by the number of days of such delay and Tenant shall occupy the Premises for a ten year term from the extended required Commencement Date unless earlier terminated as provided in this Lease. Notwithstanding the foregoing, in the event Landlord cannot deliver possession of the Premises to Tenant on or before May 31, 1989, Tenant may cancel this Lease by giving written notice to Landlord within twenty (20) days, in which event the parties hereto


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shall be discharged from all obligations hereunder. After the determination of the Commencement Date, Tenant agrees, upon demand of Landlord, to execute, acknowledge, and deliver to Landlord an instrument, in a form satisfactory to Landlord, which sets forth the Commencement Date and the end of the Term and acknowledges that the improvements constructed on the Premises have been completed.

      3.    RENTAL



            (a) Tenant shall pay to Wilson Management Company, managing agent for Landlord, or to any successor thereto named by Landlord, at the address described above or at such other place as Landlord may designate in writing, without notice or demand and without deduction, abatement, counterclaim, or set-off whatsoever, except as may be expressly noted and authorized under the terms of this Lease, annual rental at the rate based on the formula set forth in Exhibit G and Exhibit H both attached hereto and incorporated herein by reference (the "Rent Formula") payable in lawful money of the United States in equal monthly installments (the "Monthly Rental"). The Monthly Rental includes among other items all Debt Service payable to the Lender as defined herein. The first Monthly Rental and sales tax thereon as set forth in Paragraph 4 herein, shall be paid by Tenant to Landlord on the Commencement Date. Notwithstanding the foregoing, the Tenant may use a portion of the Rent credit as defined in Paragraph 3(f) of this Lease to apply to the Monthly Rental. All subsequent Monthly Rentals shall be due in advance on the first day of each calendar month during the Term, beginning with the month next succeeding the First Month, as defined herein, and with any sales, privilege or rental tax as provided in Paragraph 4 herein. The term "Lease Year", as used herein, (i) shall mean the twelve (12) month period beginning with the Commencement Date as defined in Paragraph 1 hereof, and each twelve (12) month period thereafter occurring during the Term of this Lease, and (ii) in the event the Lease expires or terminates on a date other than the date set forth in Paragraph 1 hereof, then the term "Lease Year" shall also mean the period from the end of the preceding Lease Year to the date of said expiration or termination of this Lease. Notwithstanding anything to the contrary contained herein, in the event the Commencement Date is other than the first day of a calendar month, then Tenant shall pay to Landlord on the Commencement Date a sum equal to the per diem Monthly Rental for the month in which the Commencement Date shall occur (the "First Month") multiplied by the number of days from the Commencement Date to the last day of the First Month, both inclusive. In the event this Lease terminates on a day, other than the date specified in Paragraph 1 hereof, the Monthly Rental and any Additional Rental, as herein defined shall be equitably adjusted.

            (b) Tenant agrees that any other sums due Landlord from Tenant under the terms of this Lease, except for the Monthly Rental, shall be considered as additional rental from Tenant (the "Additional Rental"). As used herein the term "Rent" shall include the Monthly Rental, Additional Rental and such other payments as are set forth herein. Rent payments are deemed to be paid when received by Landlord.

            (c) It is understood and agreed that Tenant's obligation to pay the Additional Rental shall, for the purposes of the default provision hereof, entitle Landlord to all remedies provided herein and at law or equity on account of Tenant's failure to pay Rent.


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            (d) Any delay or failure of Landlord in computing or billing for
Additional Rental shall not constitute a waiver or in any way impair the continuing obligation of the Tenant to pay such Additional Rental.

            (e) Landlord and Tenant agree that during the Term of this Lease, Tenant will pay when due, any and all charges that Landlord is required to pay in connection with the operation of the Premises including but not limited to those charges under the Declaration of Protective Covenants, Building Standards and Easements of Fountain Square. It is expressly acknowledged and agreed to by the parties that Tenant will be allowed to use the common areas to be used by all tenants and occupants of the Development (the "Common Areas").

            (f) Notwithstanding the terms set forth in this paragraph, Landlord agrees that tenant shall receive a credit for Monthly Rental of approximately One Million and No/100 Dollars ($1,000,000.00) as adjusted in accordance with Exhibit G attached hereto and incorporated herein by reference, which is to be applied towards the Monthly Rental but not the Additional Rental due under this Lease (the "Rent Credit"). The "Rent Credit" shall be amortized over the term of the Lease in the event of a default by Tenant of the terms of the Lease. For example, if Tenant defaults after the sixth year of the Lease then Tenant shall pay Landlord the sum of Four Hundred Thousand Dollars ($400,000.00) for the Rent Credit that was used but not amortized over the last four years of the Lease and Tenant shall pay such other sums that are due to Landlord pursuant to the terms of paragraph 9 of this Lease.

      4.    SALES TAX AND REAL ESTATE TAXES

      Along with and in addition to each Monthly Rental payment and Additional Rental payment under this Lease, Tenant shall pay to Landlord the sales or privilege tax required by Florida Statutes Section 212.031 and any amendment or replacements thereof. Tenant shall also pay as Additional Rental during the term of this Lease all ad valorem and real estate taxes and/or assessments levied or assessed by any lawful authority against the Premises or any improvements thereto at least ten (10) days before such real estate taxes and/or assessments are due. Landlord agrees to promptly furnish to Tenant all bills for ad valorem and real estate taxes and/or assessments levied or assessed by any lawful authority against the Premises. Tenant shall supply evidence satisfactory to Landlord that such taxes and assessments have been paid. During the last Lease Year Landlord shall estimate the taxes referred to in this Paragraph and Tenant shall pay one-twelfth (1/12) thereof monthly in advance on the first day of each calendar month during the Term. After the end of the last Lease Year or the calendar year whichever occurs last, Landlord shall furnish Tenant a statement of the actual taxes and there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of the taxes and assessments for such Lease Year. If either fails to pay any balance due to the other party within ten (10) days of receipt of such statement, then the party who is entitled to receive such payments shall be entitled to all remedies provided at law or in equity on account of such failure to pay the balance due.


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      5.    USE

      The Premises shall be used and occupied by Tenant solely for the purpose of general business offices and for no other business or purpose without the written consent of Landlord. Tenant's use of the Premises shall not violate the Certificate of Occupancy for the Premises or for the Building, nor any ordinance, law or regulation of any governmental body now in force. Tenant is responsible for obtaining the proper permits for its proposed use of the Premises and verifying that zoning will permit that type of use. Tenant agrees to conduct its business in the manner and according to the generally acceptable business principles of the business or profession in which Tenant is engaged. Tenant further agrees that its use of the Premises will not (i) create a nuisance, disturbance, or annoyance to Landlord or any other tenant of the Development, or (ii) vitiate any insurance policies held by Landlord or Tenant.

      6.    ACCEPTANCE OF PREMISES

      The taking of possession of the Premises by Tenant at the Commencement Date shall be conclusive evidence as against the Tenant that Tenant accepts the same "as is" subject to the satisfaction of the Punch List Items, and that the Premises and the Building were in good and satisfactory condition for the use intended at the time such possession was taken. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building or the Premises, the rents, leases, expenses of operation, or any other matter or thing affecting or relating to the Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease and the Building Option Agreement executed between the parties of even date herewith more particularly described in Exhibit I ("The Building Option Agreement"). Landlord and Tenant shall execute a memorandum of the Building Option Agreement in recordable form which may at Tenant's sole option be recorded in the official records of Hillsborough County, Florida at Tenant's expense. Tenant will inspect the Premises and sign an Acceptance of Premises on the Commencement Date and be thoroughly acquainted with the condition of the Premises. Unless expressly stated herein to the contrary, Landlord has no obligation to repair, improve, or add to the Premises prior to Tenant's occupancy thereof and Tenant shall, at its sole cost and expenses and in compliance with the provisions of Paragraph 7(b) hereof, be responsible for any changes, alterations, repairs, or decorations to the Premises prior to its occupancy thereof. Landlord agrees that it will cause the general contractor to furnish a payment and performance bond with a multi obligee rider in favor of Tenant, Landlord and the lender who is providing financing for improvements to be constructed on the Premises ("Lender"), a surety in an amount acceptable to the lender. Landlord shall negotiate all warranties and assign to Tenant at the Commencement Date all warranties that are assignable with respect to any improvements located on the Premises including but not limited to the Building. During the construction of the Building, Landlord shall comply with the building codes, regulations and laws in existence in the municipality, county and/or state which has jurisdiction over Landlord's work.


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      7.    TENANT'S CARE

            (a) Tenant will, at Tenant's expense, keep the Premises and the improvements constructed thereon and the fixtures and appurtenances therein, including but not limited to the Building, the roof and structure of the Building, the lighting, heating, plumbing, fixtures and air conditioning equipment located in the Building in good order and repair, and in a clean and sanitary condition, and shall perform all required maintenance as set forth in Exhibit J and any other maintenance that is necessary to comply with this Lease whether preventive or otherwise and all necessary repairs, ordinary and extraordinary, foreseen and unforeseen, including all necessary replacements and alterations required. All of the aforesaid maintenance and repairs and replacements shall be of quality or class equal to the original work or construction, and shall be made in accordance with the provisions of Paragraph 7(b) hereof. If Tenant fails after ten (10) days' notice thereof to proceed with due diligence to make the repairs and replacements required to be made by Tenant, the repairs may be made by Landlord, at the expense of Tenant and the expenses thereof incurred by Landlord plus fifteen percent (l5%) for overhead, shall be collectible by Landlord as Additional Rental after rendition of a bill or statement therefor. There shall be no abatement of rent or rent allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Premises, or in or to fixtures, appurtenances, or equipment thereof.

            (b) Tenant will not, without Landlord's written consent, make alterations, additions or improvements in or about the Premises, including, but not limited to the Building and will not do anything to or on the Premises which will increase the rate of fire insurance. Landlord shall not unreasonably withhold its consent if the alternations, additions or improvements are located in the Building and provided that such alterations, additions or improvements are consistent with the high quality of the Premises and the Development. It is expressly understood and agreed that Landlord is not requiring Tenant to make any such improvements to the Premises, and no improvements by Tenant shall be deemed improvements in accordance with an agreement between the parties, within the meaning of the Florida Mechanics' Lien Law. All contractors, subcontractors, mechanics, laborers, materialmen, and others who perform any work, labor or services, or furnish any materials, or otherwise participate in the improvement of the Premises shall be and are hereby given notice that Tenant is not authorized to subject Landlord's interest in the Premises to any claim for mechanics', laborers' and materialmen's liens, and all persons dealing directly or indirectly with Tenant may not look to the Premises as security for payment. Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Tenant shall comply with the building codes, regulations and laws now or hereafter to be made or enforced in the municipality, county and/or state which have jurisdiction over such work. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration of this Lease, unless Landlord, in writing to Tenant no later than twenty (20) days prior to the end of the Lease, elects to relinquish its right thereto. In such event, Tenant shall remove the same at its sole cost and expense and shall repair any damage to the Premises caused by said removal and shall restore the Building to its original condition. Tenant further agrees to do the foregoing prior to the expiration of the Term. Prior


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to making any alterations Tenant (i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed alteration and shall not commence any such alteration without first obtaining Landlord's written approval of such plans and specifications, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and
(iii) shall furnish to Landlord duplicate original policies of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may require, naming Landlord and its agents as additional insured. Upon completion of such alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such alteration required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof. All materials and equipment to be incorporated in the Premises as a result of all alterations shall be new and first quality and shall be of a class equal to the original work or construction; no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. Tenant shall not, at any time prior to or during the term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of any part of the Development by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Development immediately. Landlord will use reasonable efforts to attempt to schedule when contractors, mechanics or laborers will be present at the Development so that there will not be interference or conflict with the Tenants, contractors, mechanics or laborers. All alterations to which Landlord has consented shall be at Tenant's sole cost and expense. Tenant shall not employ any contractors, subcontractors, employees, mechanics or laborers without Landlord's prior written consent which consent may be arbitrarily withheld by Landlord.

            (c) No later than seven (7) days after the last day of the Term, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises and all improvements located therein whether or not paid for by Tenant (together with all keys to the improvements located on the Premises) in as good a condition as they were at the beginning of the Term, wear and tear as described below and damage covered by insurance proceeds which insurance proceeds were received by Landlord or used to reduce the outstanding debt on the Premises incurred by Landlord, excepted. Landlord and Tenant agree that it is the intent of this Lease that Tenant return the improvements in as good a condition as they were at the beginning of the Term provided that the wear and tear that would result even if all periodic and preventive maintenance that is expected to be performed in a first class office facility were timely performed for the improvements. All property of Tenant remaining on the Premises seven (7) days after expiration of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to Premises by Tenant pursuant to the preceding subparagraph (b).

            (d) In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors, subcontractors, employees, mechanics


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
and laborers approved by Landlord. Tenant shall promptly remove any lien for material or labor claimed against the Premises by such contractors, subcontractors, employees, mechanics and laborers, if such claim should arise and hereby indemnifies and holds Landlord harmless from and against any and all costs, expenses or liabilities incurred by Landlord as a result of such liens.

            (e) Tenant shall not install or operate in the Premises any equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air-conditioning system or the electrical system for the Premises without the prior written consent of Landlord which consent may be arbitrarily withheld nor shall Tenant employ any contractors, subcontractors, employees, mechanics or laborers to make the change without Landlord's prior written consent which consent may be arbitrarily withheld.

            (f) Tenant agrees that all personal property brought into the Premises by Tenant, its employee, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or for any damages thereto; such theft or damage being in the sole responsibility of Tenant.


      8.    DESTRUCTION OR DAMAGE TO PREMISES

            (a) If the Premises are totally destroyed (or are so substantially damaged as to be untenantable) by storm, fire, earthquake, or other casualty, Rent shall not be abated or be prorated from the date of such damage or destruction; however, Landlord shall promptly determine whether the Premises can be restored within a reasonable time period from the date of such casualty. In the event the Landlord determines in its sole discretion that the Premises cannot be restored within a reasonable time period from the date of such casualty even if Tenant uses the insurance proceeds received pursuant to the provisions of this Lease, this Lease may be terminated upon written notice from Landlord to the Tenant given not more than forty-five (45) days following the date of the casualty and Landlord shall receive all of the insurance proceeds. If Landlord terminates this Lease under this Paragraph, Tenant shall surrender possession of the Premises on the date of termination and Landlord shall refund to Tenant all advance Rent and other payments or credits made by Tenant to or on behalf of Landlord for the period following the termination date. Notwithstanding the foregoing, Landlord shall have no right to terminate this Lease in the event the cost of restoration is less than fifty percent (50%) of the replacement cost of the improvements located on the Premises. In the event that the cost to repair the damage will cost an amount less than fifty percent (50%) of the replacement cost of the improvements located on the Premises or in the event such notice of termination is not given, then this Lease shall remain in full force and effect and Landlord shall make the net insurance proceeds received available to Tenant for repair and restoration of the damaged property, provided that (1) there is not then in existence an event of default under the terms of the Lease, and (2) Landlord has approved Tenant's detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for restoring the Premises and (3) Landlord has approved Tenant's contractors, subcontractors, employees, mechanics and laborers who will be restoring the Premises and (4) Tenant has deposited with Landlord or the Lender prior to the commencement of the repair and new restoration an amount equal to the difference of the cost to restore the

Premises as reasonably determined by Landlord and the sums made available by Landlord on account of such net insurance proceeds.

      If the damage to the improvements on the Premises is so extensive that the repair and restoration of the improvements on the Premises is impractical or if applicable governmental regulations prohibit the reconstruction of the improvements on the Premises as originally constructed and Tenant receives the insurance proceeds then, Tenant, within a reasonable time after the insurance proceeds are made available to Tenant, shall construct substitute improvements on the Premises consistent with the then applicable government regulations and with plans and specifications approved by Landlord in writing, which approval shall not be unreasonably withheld or delayed and Tenant shall remit the balance of the insurance proceeds to Landlord.

            (b) If the improvements on the Premises are damaged but not rendered wholly untenantable by any of the events set forth in subparagraph (a) above, Rent shall not abate or be prorated; however, Tenant shall restore the improvements on the Premises as quickly as practicable. Landlord shall make the insurance proceeds available to Tenant to restore the improvements. on the Premises provided that the conditions set forth in Paragraph 8(a) for use of the insurance proceeds are satisfied prior to the commencement of the restoration.

            (c) Landlord shall not be required to make any insurance proceeds available for repair or replacement of any improvements installed in the Premises by or for Tenant, other than the Building and the parking facilities, nor shall Landlord be responsible for the replacement of Tenant's furniture and furnishings. Tenant shall, at Tenant's sole cost and expense, repair and restore such improvements to their original condition.

            (d) In the event the Premises are damaged or destroyed and if the following conditions are satisfied and if the net insurance proceeds which are to repair or restore the Premises are not given to Tenant within twenty (20) days after Tenant's written request then Tenant shall have the right to terminate this Lease. The conditions that must be satisfied are the following:
(1) there is not then in existence an event of default under the terms of the Lease, (2) Landlord has approved detailed Plans and Specifications (including layout, architectural, mechanical and structural drawings) for restoring the Premises, (3) Landlord has approved Tenant's contractors, subcontractors, employees, mechanics or laborers who will be restoring the Premises and (4) Tenant is willing to deposit with Landlord or the Lender prior to the commencement of the repair and new restoration an amount equal to the difference of the cost to restore the Premises as reasonably determined by Landlord and the sums made available by Landlord on account of such net insurance proceeds.

      9.    DEFAULT BY TENANT - LANDLORD'S REMEDIES

            (a) Upon the happening of any one or more of the following events, Tenant shall be in default under the terms of this Lease:

                  (l) Tenant's failure to pay any installment of the 1 Monthly Rental within three (3) days after the same becomes due and payable under this Lease;

                  (2) Tenant's failure to pay any Additional Rental within ten
(10) days after the same becomes due and payable under this lease.

                  (3) After the occurrence of the event described in subparagraph a(l) or a(2) above twice in any twelve-month period, Tenant's failure to pay any installment of Rent or any other sum due hereunder on or before the date on which the same becomes due and payable;

                  (4) Tenant's failure to perform or observe some term or condition of this Lease which, because of its character, would immediately jeopardize Landlord's interest (such as, but without limitation, failure to maintain insurance);

                  (5) Tenant's failure to perform or observe any other term or condition contained in this Lease and Tenant's failure to commence within thirty
(30) days after notice from Landlord to Tenant thereof the curing of such term or condition and Tenant's failure to promptly and diligently complete the curing of same;

                  (6) The filing of a petition by or against Tenant for adjudication as a debtor within the meaning of Chapter 7 or Chapter 13 or other provisions of the Bankruptcy Act, as now or hereafter amended or supplemented, or for reorganization or arrangement within the meaning of Chapter 11 of the Bankruptcy Act, or the filing of any petition by or against Tenant under any future bankruptcy act or insolvency law for the same or similar relief and the failure to have such petition removed within thirty (30) days;

                  (7) The dissolution or liquidation, or the commencement of any action or proceeding for the dissolution or liquidation, of Tenant, whether instituted by or against Tenant or the appointment of a receiver or trustee, or the commencement of any action or proceeding for the appointment of a receiver or Trustee, of the property of Tenant;

                  (8) The taking possession of the property of Tenant by a governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of Tenant;

                  (9) Tenant's making an assignment for the benefit of creditors, whether voluntary or involuntary;

                  (10) Tenant's interest under this Lease being sold or taken under execution or other legal process;

                  (11)  Tenant's vacating or abandoning the Premises;

Notwithstanding anything contained herein, if the Lender grants Landlord a longer grace period for any item described above except subparagraph (a)(l) and
(a)(2), then Tenant shall have the same grace period that is granted to Landlord.

            (b) Upon Tenant's default or breach of the Lease as described in subparagraph (a) above, Landlord, at its discretion, may then exercise any one or more of the following options:


                  (1) Terminate this Lease, remove all persons and property from the Premises by summary proceedings or otherwise, and take possession of the Premises, all without prejudice to Landlord's right to collect from Tenant any rent or other sum which became payable to Landlord prior to such termination, together with all damages suffered by Landlord resulting from Tenant's default hereunder;

                  (2) Landlord, as Tenant's agent, without termination of this Lease, upon Tenant's default or breach of this Lease, as set forth in subparagraph (a) above, may at Landlord's option, evidenced by written notice to Tenant, terminate Tenant's right to possession and enter upon and rent the Premises at the best price obtainable by reasonable effort, without advertisement, and by private negotiations and for any term Landlord deems proper. Tenant shall upon receipt of such notice surrender possession if the Premises to Landlord and remove all of Tenant's property therefrom; and Landlord may forthwith re-enter the Premises and repossess itself thereof; and remove all persons and property therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort. Tenant shall be liable to Landlord for the deficiency, if any, between the amount of all Rent reserved in this Lease and the net rent, if any, collected by Landlord in reletting the Premises (the "Net Rent"), which deficiency shall be due and payable by Tenant for the period in which Rent reserved in the Lease would have been due and payable. Net Rent shall be computed by deducting from gross rents collected all reasonable expenses and costs of whatever nature incurred by Landlord in reletting, including, but not limited to attorneys' fees, broker's commissions and the cost of renovating or remodeling the Premises.

                  (3) In the event Landlord elects to terminate this Lease as hereinabove provided, Landlord may, in addition to any other remedies it may have, recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises, reasonable attorneys' fees, a pro rata portion of the Rent Credit described in Paragraph 3 and any other cash concession (which shall be amortized over the Term of this Lease) and including the worth at the time of such termination of the excess, if any, of the amount of Rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord. The term "reserved" as applied to Rent shall mean any and all payments to which Landlord is entitled hereunder during the entire Term of this Lease.

                  (4) Landlord may declare the entire remaining unpaid Rent for the Lease Year in which the default occurred and other charges due hereunder for the Lease Year in which the default occurred to be immediately due and payable, and take such action available to Landlord to recover and collect the same. On the first day of each subsequent Lease Year, Landlord may declare the entire remaining unpaid Rent for that Lease Year and other charges due hereunder for that Lease Year to be immediately due and payable, and take such action available to Landlord to recover and collect the same after Landlord uses reasonable efforts to mitigate its damage.

                  (5) Landlord may exercise any and all rights and privileges and pursue any remedy that Landlord may have under the laws of the State of Florida.


            (c) Any installment of Rent herein required to be paid by Tenant which is not paid when due, shall bear interest at the lower of (i) four percent (4%) over the prime rate announced by Southeast Bank, N.A. as its prime lending rate (but not necessarily the best or lowest rate charged borrowing customers of Southeast Bank, N.A. at its principal office) as such rates change from time to time or (ii) the maximum rate of interest permitted by applicable law, from the due date until paid, as a late charge for the purpose of reimbursing Landlord for expenses incurred by reason of such failure by Tenant and not as penalty therefore. The interest so charged shall be collectible as Additional Rental.

            (d) All of Landlord's rights and remedies after a default by Tenant, whether expressly stated above or whether available at law or in equity, shall be deemed separate and cumulative, and the exercise of any one right or the pursuit of any one remedy shall not preclude Landlord from exercising any other right or pursuing any other remedy.

            (e) Landlord shall have, upon default in payment of Rent by Tenant, a lien in the principal amount of Rent in default, upon the furniture, machinery, equipment, fixtures and property usually kept on the Premises other than such furniture, machinery, equipment, fixtures and property that is leased from third parties and other than those items set forth in Exhibit K attached hereto and incorporate herein by reference, regardless of whether Tenant or another has possession of the property mentioned. If in accordance with the provisions of this Lease, Tenant assigns or sublets all or any part of the Premises, Landlord also shall have a lien for rent on the described property of the assignee or sublessee.

            (f) All agreements, covenants, conditions and provisions to be performed or observed by Tenant under this Lease shall be at its sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or make any such other act on Tenant's part to be made or performed as this Lease provides. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rental hereunder and shall be payable to Landlord on demand, together with interest thereon at the lower of (i) four percent (4%) over the prime rate announced by Southeast Bank, N.A. as its prime commercial lending rate (but not necessarily the best or lowest charged borrowing customers of Southeast Bank, N.A. as such rates change from time to time or (ii) the maximum rate of interest permitted by applicable law, from the date of expenditure by Landlord to the date of repayment by Tenant, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

      l0.   LANDLORD'S LIABILITY

      The term "Landlord" as used in this Lease shall mean only the owner or mortgagee in possession for the time being of the Premises so that in the event of sale of said Premises or leasehold interest or an assignment of this Lease, Landlord and all of the general partners and limited partners of Landlord shall be and are hereby entirely freed and relieved of all obligations of Landlord subsequently accruing. It is specifically understood and agreed that there shall be no personal liability of Landlord or any of the general partners or limited partners of Landlord in respect of any covenant, condition or provisions of this Lease; in the event of a breach or default by Landlord or any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Premises for the satisfaction of Tenant's remedies. Notwithstanding the foregoing, Landlord shall have personal liability during the period of time that the Building is being constructed (the "Construction Period). In addition, Tenant shall have the right to sue for specific performance and to sue for injunctive relief during the Term of this Lease; however, Landlord, its general partners and limited partners have no personal liability for any monetary award to Tenant or expend any money to comply with a judgment of specific performance to Tenant during the term of this Lease except during the Construction Period.

      11.   ASSIGNMENT AND SUBLETTING

      Tenant shall not, without the prior written consent of Landlord which consent may be arbitrarily withheld, assign all of this Lease except in the case of a merger by Tenant with another entity provided that the surviving entity has a minimum net worth at least equal to the net worth of Anchor Glass Container Corporation as of December 31, l987, as reflected in its Annual Report; however Tenant may, without the prior written consent of Landlord, sublet the unoccupied space within the Premises. Tenant shall submit to Landlord a written request for the consent of the Landlord to the assignment which request shall be accompanied by the name of the assignee, a copy of the fully executed assignment which assignment shall be solely conditioned upon Landlord's consent thereof except as provided above, a description of the nature and character of the business of the proposed assignee, the proposed use of the Premises, current financial information on the assignee, and such additional information as Landlord may reasonably request. Consent by Landlord to one assignment shall not destroy or waive this provision, ant all later assignments shall likewise be made only upon the prior written consent of Landlord. Subtenants or Assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving Tenant of its liability under this Lease except in those cases in which Landlord has given its prior written consent to the assignment. In the event that Tenant merges with another entity that has a minimum net worth as described herein, the surviving entity shall remain liable for the term of this Lease. It is expressly understood and agreed to that Tenant may not merge with another entity unless the surviving entity will have a minimum net worth at least equal to Anchor Glass Container Corporation's net worth as of December 31, 1987, as reflected in its Annual Report.

      Tenant agrees that the instrument by which any assignment consented to by Landlord or subletting is accomplished shall expressly provide that the assignee or subtenant will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease as and when performance and observance is due and that Landlord will have the right to enforce such agreements, covenants, conditions and provisions directly against such assignee or subtenant. Tenant shall in all cases remain responsible for the performance by any subtenant of all such agreements, covenants, conditions and provisions. Any assignment or subletting without an instrument containing the foregoing provision shall be void and shall, at the option of the Landlord, constitute a default that entitles Landlord to terminate this Lease.

      In the event Tenant notifies Landlord of Tenant's intent to assign this Lease, and if Tenant provides Landlord with the required information as stated above, Landlord shall within thirty (30) days from receipt of such notice (i) consent to such proposed assignment, or (ii) refuse such consent, or (iii) elect to cancel this Lease. In the event of Landlord's election to cancel this Lease, Tenant shall have ten (10) days from receipt of such notice in which to notify Landlord of Tenant's acceptance of such cancellation or Tenant's desire to remain in possession of the Premises under the terms and conditions and for the remainder of the Term of this Lease. In the event Tenant fails to so notify Landlord of Tenant's election to accept termination or to continue as Tenant hereunder. such failure shall be deemed an election to terminate and such termination shall be effective as of the end of the ten (10) days from the date of Landlord's notice. In the event this Lease is either cancelled or an assignment or sublease is made as herein provided, Tenant shall reimburse Landlord for all of the necessary legal and accounting services required in order to accomplish such cancellation or assignment.

      The following are additional conditions and restrictions upon assignment or subletting by Tenant:

            (i) Tenant shall have no right to assign this Lease or sublet the whole or any part of the Premises to any party who is dealing with or has dealt with Landlord or Landlord's agents with respect to space available for rent in the Development within six (6) months immediately preceding Tenant's notice.

            (ii) Any sublease shall be expressly subject and subordinate to all of the terms and provisions of this Lease;

            (iii) Tenant agrees not to list or otherwise publicly advertise the Premises for assignment or subletting at a rental rate less than (a) the rate of the monthly rent then payable hereunder for the Premises or (b) the rate at which Landlord is then offering comparable space in the Development (and Landlord agrees, upon written request from Tenant, to advise Tenant of such rate), whichever is higher; and

            (iv) Tenant agrees not to offer to assign nor sublet to a party which is already a tenant in the Development or to a subsidiary, an affiliate, or a parent of a tenant in the Development.

            (v) If Tenant shall assign all or a portion of the Premises for a rental in excess of the total Rent stipulated herein, which is or may become due and owing, then Tenant shall pay to Landlord as Additional Rental all of such excess amount after deducting Tenant's reasonable out-of-pocket expenses paid to third parties which expenses were incurred directly with the negotiation or execution of this assignment. In addition, Tenant shall also pay to Landlord, as Additional Rental, all other profit, gain, or consideration realized by Tenant in connection with the assignment after deducting Tenant's reasonable out-of-pocket expenses paid to third parties which expenses were incurred directly with the negotiation or execution of this Assignment or Sublease.

            (vi) Such subletting or assignment shall not cause Landlord any cost, and if Landlord incurs any cost whatsoever, then Tenant agrees to pay the same as Additional Rental.

            (vii) With respect to subletting less than all the Premises, Tenant at its sole cost and expense, shall provide and permit reasonable means of ingress to and egress from the space sublet by Tenant.

      If Landlord terminates this Lease as set forth herein, Landlord may, if it elects, enter into a new lease covering the Premises with the intended assignee on such terms and conditions as Landlord and such person may agree, or enter into a new lease covering the Premises, with any other person; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such termination and reletting, nor shall Tenant be entitled to a finder's fee, broker's commission, or any such other fee. From and after the date of such termination of this Lease, Tenant shall have no further obligation to Landlord hereunder with respect to these Premises, except for matters occurring or obligations arising hereunder prior to the date of such termination.

      If Tenant's interest in this Lease is assigned or if the Premises or any part thereof are subject to, or occupied by, or used by, any one other than Tenant, Landlord may, after default by Tenant, accept from any assignee, sublessee or any one who claims a right to the interest of Tenant under this Lease or who occupies any part or the whole of the Premises the payment of Rent and/or the performance of any of the other obligations of Tenant under this Lease, but such acceptance shall not be deemed to be a waiver by Landlord of the breach by Tenant of the provisions of this Paragraph 11, nor a recognition by Landlord that any such assignee, sublessee, claimant or occupant has succeeded to the rights of Tenant hereunder, nor a release by Landlord of Tenant from further performance by Tenant of the covenants on Tenant's part to be performed under this Lease except as otherwise provided herein; provided, however, that the net amount of rent collected from any such assignee, sublessee, claimant or occupant shall be applied by Landlord to the Rent to be paid hereunder.

      12.   CONDEMNATION

      If the temporary use of the whole or any part of the Premises shall be taken at any time during the Term for any public or quasi-public purpose by any lawful power or authority or by the exercise of the right of condemnation or eminent domain or by agreement in lieu of condemnation between those authorized to exercise such right, the Terms of the Lease shall not be affected in any way and Tenant shall continue to pay Rent and Additional Rent hereunder and be subject to the other provisions of this Paragraph and, except as hereinafter provided, Tenant shall be entitled to receive any award or payment for such temporary use during the Term but not after the Term, provided that the lender who is financing the improvements (the "Lender") does not require that such award or payment be applied to reduce the Lender's loan provided in this paragraph. If such taking results in changes or alterations in the Premises which would necessitate an expenditure, after repossession, to repair the Premises to their former condition and such award or payment includes an amount to compensate for such expenditure and is made prior to the expiration of this Lease, then the amount of such award or payment specified as compensation for the expenses of such repair shall be applied towards such repair, provided that (a) there is not then in existence a default under this Lease, (b) Tenant shall deposit with Landlord or the Lender, prior to the commencement of any such repair, an amount equal to the difference between the cost to repair the Premises and the net proceeds from the condemnation, and (c) Landlord has approved Tenant's detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for restoring the Premises, and (d) Landlord has approved Tenant's contractors, subcontractors, employees, mechanics and laborers who will be restoring the Premises, and (e) the Lender does not require that such award or payment be applied to reduce the outstanding balance of the Lender's loan.

      If the whole of the Premises shall be condemned, or purchased in lieu of condemnation, by any competent authority, for any public purpose, then, the Term of this Lease shall cease and terminate from the time when the possession shall be required for such use or purpose and the Rent including unearned prepaid rent, if any, shall be apportioned accordingly.

            (a) If any part of the Premises shall be taken or condemned or purchased in lieu thereof by any competent authority for any public purpose, provided the balance of the Premises remaining cannot be effectively utilized by Tenant for office space even if the condemnation proceeds are used to restore or repair the Premises, then Tenant shall have the option to cancel this Lease (effective as of the time that possession shall be required for such public use or purpose) by Tenant, giving Landlord written notice within twenty (20) days after receipt of notice of the condemnation from Landlord or from the governmental authorities, whichever occurs first, or in the absence of such notice, within a reasonable time after the taking occurs. If Tenant is entitled to exercise said option to terminate and does so, all rents shall be prorated to the date Tenant is required to give up possession. In the event Tenant is not entitled to cancel the Lease, or if it is entitled to do so but does not exercise its option, Landlord shall make the net proceeds from the condemnation available to Tenant for repair and restoration of the Premises, provided that
(a) there is not then in existence a default under this Lease, and (b) Tenant shall deposit with Landlord or the Lender, prior to the commencement of any such repair and restoration, an amount equal to the difference between the cost to repair and/or restore the Premises and the net proceeds from the condemnation and (c) Landlord has approved Tenant's detailed Plans and Specifications (including layout, architectural, mechanical and structural drawings) for restoring the Premises, and (d) Landlord has approved Tenant's contractors, subcontractors, employees, mechanics and laborers who will be restoring the Premises, and (e) the condemnation award is not used to acquire or construct replacement parking as described below, and (f) the condemnation award is less than fifty percent (50%) of the replacement costs of the improvements located on the Premises, and (g) Lender does not require that such condemnation award or payment be applied to reduce the outstanding balance of the Lender's loan. Tenant shall be able to terminate this Lease if Tenant does not receive the condemnation proceeds provided that (a) there is not then an existence of default under this Lease, and (b) Tenant is willing to deposit with Landlord or the Lender prior to the commencement of any such repair or restoration an amount equal to the difference between the cost to repair and/or restore the Premises and the net proceeds from the condemnation and (c) Landlord has approved

Tenant's detailed Plans and Specifications for repairing and restoring the Premises and (d) Landlord has approved Tenant's contractors, subcontractors, employees, mechanics and laborers who will be repairing or restoring the Premises and (e) the condemnation award is not used to acquire or construct replacement parking as described below. In the event the Lease is not cancelled, Tenant will be responsible for the Rent as heretofore set forth to the date of such taking or purchase; after which date the Rent herein reserved shall be reduced proportionately as the usable floor area of the remaining leased space in the Building compares to the usable floor area of the leased space in the Building before such taking or purchase. Notwithstanding the foregoing, the parties agree that in the event the parking spaces located on the Premises are taken by condemnation or purchase in lieu of condemnation, then Landlord shall be entitled to the condemnation award for the parking spaces taken. Landlord shall exercise its rights to purchase an easement for parking spaces under the Option Agreement for Parking Easement described in Exhibit N within three (3) months of the condemnation or purchase in lieu of condemnation. Landlord shall provide replacement grade surface parking spaces or such other form of parking as agreed to by Landlord and Tenant on the northern portion of the property that is contiguous to the south boundary of the Building and if Landlord promptly commences to provide such replacement parking and completes such replacement parking within 180 days after receiving the proceeds that it is entitled to receive from the competent authority, then Tenant shall not have the right to cancel this Lease and the Rent shall not be reduced. Landlord covenants and agrees that it will provide replacement grade surface parking or such other form of parking as agreed to by Landlord and Tenant in a customary and usual configuration which replacement parking shall be as convenient to the Building as the existing parking that was taken by the condemnation or purchase in lieu of condemnation. Landlord further covenants and agrees that the replacement grade surface parking spaces or such other form of parking as agreed to by Landlord and Tenant shall be of equal size, quality and workmanship as the parking spaces that were taken by virtue of the condemnation or purchase in lieu of condemnation. Landlord will replace such parking spaces that were taken in the condemnation or purchase in lieu of condemnation at the rate of one parking space for each parking space that is lost in the taking. For example, in the event forty parking spaces were lost in the taking, then Landlord shall furnish forty replacement parking spaces to Tenant. Landlord and Tenant agree that the cost of providing replacement parking spaces shall be paid for as follows:
Landlord shall first use the condemnation proceeds allocated for the parking spaces which were taken in the condemnation to purchase and construct the replacement parking spaces. In the event that the condemnation proceeds are not sufficient to cover the cost of acquiring the land and constructing replacement grade surface parking spaces or such other form of parking as is agreed to by Landlord and Tenant, then Landlord will pay the excess cost.

            (b) Landlord agrees to notify Tenant of the pendency of any condemnation proceeding that Landlord is aware of. Tenant shall have the right to be present in any negotiations and proceedings concerning proposed condemnation or purchase in lieu of condemnation. Landlord agrees to consult with Tenant and Tenant's attorneys and experts and cooperate with them in formulating a defense of such condemnation or purchase in lieu of condemnation.

            (c) Landlord and Tenant hereby agree that any award or proceeds resulting from a condemnation or purchase in lieu thereof of the whole or part of the Premises shall belong solely to Landlord, and Tenant hereby waives any right to make any claim therefor as the result of this

Lease; provided, however, that Tenant shall not be prevented from pursuing any claim that Tenant has under the laws of the State of Florida against the condemning authority, so long as such claim will not diminish Landlord's award.

      13.   INSPECTIONS AND ACCESS TO PREMISES

      Tenant is hereby given the right to inspect the Premises during the construction of the improvements if Tenant gives reasonable notice to Landlord provided that Tenant and its agents do not interfere with any contractor, subcontractor, mechanic, laborer, materialman or any other person who is performing any work, labor or services on the Premises during said construction period provided that Tenant's mere inspection shall not be deemed acceptance of the Premises. Tenant hereby releases Landlord and its agent and agrees to indemnify and save Landlord and its agents harmless from and against any and all claims, liabilities, damages, suits and expenses of all kinds or nature, including reasonable attorney's fees and disbursements, which may be imposed upon or incurred by or served against Landlord by reason of an injury to Tenant or any agent of Tenant who is inspecting the improvements during the construction period.

      Landlord or Landlord's agents shall have the right to enter the Premises and all improvements located thereon at all reasonable times subsequent to reasonable notice to Tenant except in the case of an emergency in which case no notice is required, to examine the Premises and all improvements located thereon to determine whether Tenant has complied with the Standard of Maintenance for the Building described in Exhibit J, to survey the Premises and all improvements located thereon, to show to prospective purchasers, mortgagees or lessees of the Premises, and to make such decoration, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises or to any part thereof or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations or other requirements of governmental authorities. Landlord shall be allowed to take all material into and upon the Premises that may be required in connection with said activity without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall not abate while said activity is being conducted, by reason of loss or interruption of the business of Tenant, or otherwise. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or any part thereof, other than as herein provided.

      14.   SUBORDINATION AND LEASE AMENDMENT

      This Lease shall be subject and subordinate to any mortgages which may now or hereafter affect this Lease or the Premises and to all renewals, extensions, supplements, amendments, modifications, consolidations and/or replacement of the mortgages provided that Tenant is given the right of nondisturbance of all rights and interest in the Lease as long as Tenant is not in default of the Lease. Landlord and Tenant covenant and agree that they will use their best efforts to have any lender who has a loan on the Property that is superior to Tenant's interest under this Lease execute a subordination and nondisturbance agreement substantially in the form set forth in Exhibit L attached hereto and incorporated herein by reference. The subordination clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any mortgagee of any mortgage superior to the interest of Tenant hereunder. However, in confirmation of the subordination set forth in this Paragraph 14, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by any holder of a mortgage and this shall be a default of this Lease if Tenant is unable to provide such certificate or certificates within ten (10) days of Landlord's written request. In the event Landlord's mortgagee shall reasonably require any changes in or additions to this Lease, Tenant hereby agrees to amend this Lease to effect such changes or additions and Landlord shall bear the full expense of the preparation and recording of the necessary written instruments; provided, however, nothing in this Paragraph 14 shall obligate Tenant to agree to any change in the amount of Rent required of Tenant hereunder, or to any change in the term of this Lease.

      At any time and from time to time but on not less than ten (10) days prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, an estoppel certificate certifying:

            (a) That this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification);

            (b) The date, if any, to which rent and other sums payable hereunder have been paid, and the amount of security deposit and prepaid rent, if any;

            (c) That no notice has been received by Tenant of any default which has not been cured except as to default specified in such certificate;

            (d) That Landlord is not in default hereunder, except as to default specified in such certificate, nor is there now any fact or condition which, with notice or lapse of time or both, will become a default;

            (e) Such other estoppel matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by any actual or prospective purchaser, mortgagee or beneficiary under any deed or mortgage of the Premises or any part thereof;

      Landlord agrees that Tenant may rely on a notice sent by Landlord indicating that there is a new owner of the premises, Tenant agrees, at the election and upon written demand of any owner of the Premises or the Building, or of any mortgagee in possession of the Premises or the Building, to attorn, from time to time, to any such owner or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises and agrees to grant Tenant the right of nondisturbance as long as Tenant is not in default of the Lease. The provisions of this subparagraph shall inure to the benefit of any such owner or mortgagee, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subparagraph, satisfactory to any such owner or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such owner or mortgagee.

      Landlord agrees that it will consult with Tenant in negotiating any renewal, extension, supplement, amendment, modification, consolidation and/or replacement of the existing mortgage if the Tenant's rent would increase as a result of said renewal, extension, supplement, amendment, modification, consolidation and/or replacement of the mortgage.

      15.   INDEMNITY


      Tenant covenants and agrees to indemnify and save Landlord and its agents harmless from and against any and all claims, liabilities, fines, damages, penalties, suits, and expenses of all kinds or nature, including reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against Landlord by reason of or arising out of any damages or injuries to goods, wares, merchandise and property, any work done in or about the Premises or the improvements on the Premises by Tenant, or its agents, licensees, invitees, or employees, or any negligence by tenant or its agents, licensees, invitees, or employees, or any breach by Tenant of the terms and conditions of this Lease, or any personal injury or loss of life in, upon, or about the Premises, the improvements on the Premises or any part thereof, including, but not limited to any Common Areas or parking lots used by the occupants of the Premises arising for any reason whatsoever during the term of this Lease by virtue of an act of Tenant, its agents, invitees, licensees, or employees, except such as may be the result of the gross negligence or willful default of Landlord, its agents, employees or contractors. The provisions of this Paragraph 15 shall survive the termination of this Lease with respect to any damages, death or injury occurring prior to termination.

      16.   TENANT'S INSURANCE

      The Tenant covenants to provide on or before the Commencement Date and keep in force during the Term of this Lease, a comprehensive general liability insurance policy insuring the Landlord and Tenant against bodily injury, property damage and personal injury. This policy shall be in the amount of Six Million Dollars ($6,000,000) with respect to bodily injury and property damage. The policies shall be written by a good and solvent insurance company qualified to do business in the State of Florida and approved by Landlord and shall include the Landlord as an additional named insured. Landlord agrees that it will approve an insurance company that has a rating of A-, A, or A+ by A. M. Best. A Certificate of Insurance complying with the requirements set forth above shall be delivered to Landlord prior to the Commencement Date. Tenant shall also deliver to Landlord upon, Landlord's written request, evidence of payment for said insurance and all renewals thereto. Tenant shall renew said 25 policy prior to the expiration date thereof from time to time, and furnish said renewals to Landlord. Such policy and certificate of insurance shall contain an endorsement that the insurer will not cancel or terminate or materially change the policy without first giving Landlord thirty (30) days written notice.

      Tenant shall keep the Building and all other improvements on the Premises insured against loss by fire, lightning and other risks which at the time are included under "extended coverage" endorsements and flood insurance if the Premises is located in a flood zone or if required by Lender or not less than the full replacement cost thereof as determined by Landlord. Such policy(ies) shall include Landlord as an additional named insured and additional loss payee. Tenant shall further deposit a certificate of insurance complying with the requirements of this Paragraph, together with satisfactory evidence of the payment of the required premium or premiums thereof with Landlord at or prior to the date Tenant commences occupancy of the Premises. All policies shall be written by a good and solvent insurance company qualified to do business in the State of Florida and approved by Landlord. Landlord agrees that it will approve an insurance company that has a rating of A-, A or A+ by A. M. Best. All policies of insurance to be carried by Tenant and the certificate of insurance shall contain an endorsement that the policies shall not be subject to cancellation, termination or material change except after thirty (30) days prior written notice to Landlord, and shall name any other person that Landlord requests as the insured as their interest may appear. Tenant shall renew said policies prior to the expiration date thereof from time to time, and furnish said renewals to Landlord. The proceeds of any insurance shall be applied in accordance with the terms of Paragraph 8 of this Lease to either (a) the replacement, restoration or repair of the damaged improvements located on the Premises; or (b) to Landlord to compensate Landlord for its loss.

      Notwithstanding anything contained herein, if the Lender's insurance requirements, including but not limited to evidence of payment of premiums, amount of insurance and type of insurance are different, then Lender's requirements shall be substituted in this paragraph with the exception that Landlord shall also be named as an additional payee, or additional insured as the case may be.

      17.   REMEDIES CUMULATIVE

      The rights given to Landlord herein are in addition to any rights that may be given to Landlord by a statute or under law.

      18.   HOLDING OVER

      Tenant acknowledges that possession of the Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. Tenant agrees to indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises in the condition set forth in Paragraph 7(c) of this Lease, including without limitation, any claims made by a succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the Monthly Rental and Additional Rental theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the Term of this Lease, then Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the Term of this Lease, without the express written consent and approval of Landlord, a sum equal to two times the aggregate of that portion of the Monthly Rental and Additional Rental which was payable under this Lease during the last month of the Term hereof. It is expressly understood and agreed to by the parties that Tenant will not be deemed in possession of the Premises solely as a result of Tenant removing its personal property or repairing all injury done in connection with installation or removal of said property within seven (7) days after the last day of the term of this Lease. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the Term of this Lease. The aforesaid provision of this Article shall survive the expiration or sooner termination the term of this Lease.

      19.   ENTIRE AGREEMENT - NO WAIVER

      This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force or effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally but only by an agreement in writing signed by both parties hereto.

      20.   WAIVER OF JURY TRIAL

      Landlord and Tenant each hereby waives all right to trial by jury in any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant and/or Tenant's use of occupancy of the Premises.

      21.   HEADINGS

      The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

      22.   NOTICES

            (a) Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by courier service, by overnight delivery service, or by registered or certified, postage prepaid, mail addressed to the following addresses:

      To Tenant:        Anchor Glass Container Corporation
                        One Anchor Place
                        1100 Anchor Street
                        Tampa, Florida 33607-1765
                        Attn: Mr. Vincent J. Naimoli
                              Chairman, Chief Executive
                              Officer and President

      With a copy to:   Holland and Knight
                        P.O. Box 1288
                        Tampa, Florida 33601
                        Attn: Jack S. Newsome, Esquire

      To Landlord:      Fountain Associates I, Ltd.
                        c/o Wilson Management Company
                        6200 Courtney Campbell Causeway
                        Tampa, Florida 33607

      With a copy to:   Annis, Mitchell, Cockey, Edwards &
                        Roehn, P.A.
                        One Tampa City Center, Suite 2100
                        Tampa, Florida 33602
                        Attn: Stephen J. Mitchell, Esq.

Or at such other address for either party as that party may designate by notice to the other; notice shall be deemed given, if delivered personally, upon delivery thereof, or if sent by courier service, overnight delivery service or if mailed, upon the posting thereof.

            (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, the person in charge of Premises at the time of occupying Premises; and if there is no person occupying same, then such service may be made by attachment thereof on the main entrance of the Premises or at the maintenance of the Building.

      23.   HEIRS AND ASSIGNS - PARTIES

            (a) The provisions of this Lease shall bind and inure to the benefit of the Landlord and Tenant, and their respective successors, heirs, legal representatives, and assigns, it being understood that the term "Landlord" as used in this Lease, means only the owner or the lessee for the time being of the Premises, so that in the event of any sale or sales of said property or of any lease thereof, the Landlord and the general partners and limited partners of Landlord named herein shall be and hereby are entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Premises. Tenant shall be bound to any such succeeding party Landlord for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such succeeding Landlord. Landlord covenants and agrees that it will not sell the Premises or assign the Lease (other than an assignment to the lender who is providing construction financing) before Landlord's work as described in Exhibit D and Exhibit E of the Lease is substantially completed.

            (b) The parties "Landlord", and "Tenant", and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

      24.   ATTORNEY'S FEES

      If any Rent owing under this Lease is collected by or through an attorney at law, Tenant shall pay as Additional Rental all reasonable attorneys' fees incurred by Landlord as a result of any breach or default by Tenant under this Lease.

      25.   TIME OF ESSENCE

      Time is of the essence of this Lease.

      26.   BUILDING SPECIFICATIONS

      Landlord at its sole cost and expense will design and construct the Building in substantial accordance with the specifications described in Exhibit D annexed hereto and made a part hereof. Any additions, changes or upgrades to these specifications requiring payment will be paid for by Tenant within five
(5) days after Landlord submits a bill to Tenant for the additions, changes or upgrades. Landlord shall also construct between four hundred fifteen (415) and four hundred twenty three (23) surface grade parking spaces adjacent to the Building for the purpose of accommodating Tenant, Tenant's invitees and employees.

      27.   STANDARD TENANT ALLOWANCE

      Landlord at its sole cost and expense will design and install the items specified in Exhibit E attached hereto and incorporated herein by reference which are worth approximately Nine Hundred Twelve Thousand and No/100 Dollars ($912,000.00). Tenant will receive a credit for those items listed on Exhibit E that it does not use (the "Tenant Credit"). The Tenant Credit may be used by Tenant to select other items to be installed in the Building or Tenant at Tenant's option may receive a payment for the unused Tenant Credit provided that this is permitted by the Lender.

      28.   ARBITRATION

      In the event both parties agree, all claims and disputes arising out of this Lease or the breach thereof shall be decided by arbitration in accordance with the rules of the American Arbitration Association then existing unless the parties mutually agree otherwise.

      29.   RULES AND REGULATIONS

      Tenant shall observe and comply with such reasonable rules and regulations as Landlord may prescribe upon written notice to Tenant for the safety, care and cleanliness of the Building and Premises, and the comfort, quiet enjoyment and convenience of other occupants of the Development.

      30.   BROKER AND INDEMNITY

      Tenant and Landlord each warrant and represent to the other party that it has negotiated this Lease directly with the other party and has not authorized or employed, or acted by implication to authorize or to employ, any real estate broker or salesman to act for it in connection with this Lease. Tenant shall hold Landlord harmless from and indemnify and defend Landlord against any and all claims by any real estate broker or salesman, other than brokers dealt with by Landlord, if any, and Landlord shall hold Tenant harmless from and indemnify and defend Tenant against any and all claims by any real estate broker, salesman, other than brokers dealt with by Tenant, for a commission or finder's fee as a result of Tenant and Landlord entering into this Lease.

      31.   SPACE PLANNING

      Landlord will provide basic space planning services which include engineering and construction drawings for Building Standard Tenant Fitup Requirements. If space programming and high finish design services are required, Landlord will arrange for such services to Tenant at Tenant's expense. Tenant shall pay for such services within (5) days after Landlord submits a bill to Tenant for such services.

      32.   IDENTIFICATION OF BUILDING. ROAD AND PROJECT

      The Building shall be the corporate headquarters of Tenant. Tenant shall identify the Building as Anchor Place at Fountain Square or a name similar thereto approved by Lender using the "Anchor" name by installing appropriate signs on the Premises. In the event that Tenant merges with another entity, then Tenant can change the name of the Building. The location and design of the signs must be approved by Landlord prior to the installation of the signs. Landlord will use the name of Anchor Place at Fountain Square or such other name after a merger by Tenant that Tenant reasonably requests when referring to the Building. Landlord will use its best efforts to name the road located in the Development which connects Memorial Highway with Independence Parkway with a name that includes the word "Anchor". Landlord shall cause the Developer of the Project to not change the name of the Project now known as Fountain Square nor to rename the Project after another tenant or any other person or entity as long as Tenant occupies substantially all of the Premises.

      33.   QUIET ENJOYMENT

      Provided Tenant has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises against Landlord and all persons claiming, by through or under Landlord, for the term herein described, subject to the provisions and conditions of this lease.

      34.   FORCE MAJEURE

      This Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or if Landlord is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of catastrophic events, casualties and/or acts of God. Whenever a period of time is herein prescribed for action to be taken by Landlord, there shall be excluded from the computation for any such period of time, any delays due in part or in whole by any of the aforementioned reasons.

      35.   RELATIONSHIP OF THE PARTIES

      Nothing contained herein shall be deemed or construed by the parties hereto, nor any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

      36.   CORPORATE TENANT

      Each person executing this Lease on behalf of Tenant does hereby covenant and warrant that (i) Tenant is duly incorporated and validly existing on the laws of its state of incorporation, (ii) Tenant has and is qualified to do business in Florida, (iii) Tenant has full corporate right and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and
(iv) each person (and both of the persons if more than one signs) signing this Lease on behalf of the corporation is duly and validly authorized to do so.

      37.   MISCELLANEOUS

      The following exhibits will also need to be executed simultaneously with the execution of this Lease:

      (a)   Exhibit M:  Land Option Agreement
            Exhibit N:  Option Agreement for Parking Easement
            Exhibit O:  Memorandum of Lease
            Exhibit P:  Collateral Assignment of Option Agreement for Parking
                        Easement

      38.   SURVEY AND TITLE INSURANCE

      Contemporaneously with the execution of this Lease, Landlord will deliver to Tenant a leasehold title insurance commitment for the Premises and a survey of the Premises. The cost of the leasehold title insurance policy issued pursuant to the terms of the aforedescribed title insurance commitment shall be paid for by Tenant.

      39.    SAVING PROVISION

      If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      40.   EFFECTIVENESS OF LEASE

      This Lease shall have no binding force or effect and shall neither confer any rights nor impose any obligations, including brokerage obligations, on either Landlord or Tenant unless and until both Landlord and Tenant shall execute this Lease and executed counterparts of this Lease shall have been delivered to both Landlord and Tenant.

      41.   LIMITED PARTNERSHIP LANDLORD

      Each person executing this Lease on behalf of Landlord does hereby covenant and warrant that (i) Landlord is duly organized and validly existing under the laws of the State of Florida; (ii) Landlord has and is qualified to do business in Florida; (iii) Landlord has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder; and (iv) each person (and both of the persons if more than one signs) signing this Lease on behalf of the limited partnership is duly and validly authorized to do so.

      42.   ASSIGNMENT OF VOTING RIGHTS

      In consideration of the execution of this Lease for the Premises, Landlord does hereby assign to Tenant all of its right in the Class A voting membership in Fountain Square Property Owners Association, Inc. received by virtue of Landlord's ownership in the Premises so long as Tenant is not in default of this Lease. Notwithstanding the foregoing, it is expressly understood and agreed to that the voting membership has or will be collaterally assigned to any Lender that is providing financing for the improvements located on the Premises. Fountain hereby covenants and agrees that this Assignment of voting right is subordinate, subject and inferior to the rights of any Lender to exercise the right to vote on any Fountain Square Property Owners Association, Inc. matter in the event there is a default under the collateral assignment of voting rights given to Lender with respect to the Premises.

      43.   DEFAULT BY LANDLORD

      If Landlord files a voluntary petition in bankruptcy for adjudication as a bankrupt or insolvent or Landlord files a petition or answer seeking or acquiescing to any reorganization arrangement, composition, readjustment, or similar relief under any law or regulation relating to bankruptcy, insolvency or other relief for debtors.

      IN WITNESS WHEREOF. the parties have hereunto set their hands and seals. as of the day and year first above written.

Signed, sealed and delivered        TENANT:
in the presence of:


                                    ANCHOR GLASS CONTAINER
                                    CORPORATION

____________________________
Witness as to Tenant



                                    By: /s/ R.D. Garrett
____________________________           ____________________________
Witness as to Tenant
                                            Vice President
                                       Its:________________________



                                    LANDLORD:


                                    FOUNTAIN ASSOCIATES I, LTD.,
                                    a Florida limited partnership

____________________________        By: TWC SIXTY, INC., its
Witness as to Landlord                  General Partner



                                    By:  /s/  Jack Wilson
____________________________            ____________________________
Witness as to Landlord
004-20-1088-164                                President
                                         Its:________________________